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                                                                    Exhibit 12.1


                         KEY PRODUCTION COMPANY, INC.
        Statement of Computation of Ratios of Earnings to Fixed Charges


                                                        Three Months Ended
                                                          March 31, 2000
                                                        ------------------
Earnings:

  Pretax income                                                      6,649
  Plus: Fixed charges excluding capitalized interest                   923
                                                                     -----
                                                                     7,572
                                                                     =====

Fixed Charges:

  Interest expensed including capitalized interest                   1,132
  Amortization of debt expenses                                         83
                                                                     -----
                                                                     1,215
                                                                     =====

Ratio of earnings to fixed charges                                    6.23
                                                                     =====

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